UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2021

Prospect Flexible Income Fund, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	814-00908	45-2460782
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 42nd Floor, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At 3:00 p.m. (Eastern Time) on March 31, 2021, Prospect Flexible Income Fund, Inc. (the “Company”) held a Special Meeting of Stockholders virtually via live audio webcast (the “Special Meeting”). At the Special Meeting, the Company’s common stockholders voted on one proposal, which was approved. The proposal is described in detail in the Company’s definitive proxy statement for the Special Meeting as filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2021. As of March 1, 2021, the record date, 2,379,084 shares of common stock were eligible to vote. The final voting results from the Special Meeting were as follows:

Proposal 1.       The Company’s stockholders approved the investment advisory agreement between the Company and Prospect Capital Management L.P.

For	Against	Abstained	Broker Non-Votes
1,146,224	26,593	45,511	-

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Flexible Income Fund, Inc.

By:     /s/ M. Grier Eliasek
Name: M. Grier Eliasek
Title: Chief Executive Officer
Date:  April 2, 2021

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